Exhibit 10.1
10/31/01 MTIN
CALWEST TX FORM 7/03

LEASE
CLP PROPERTIES TEXAS, L.P.,
Landlord,
and
ADAMS GOLF, INC.,
Tenant

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EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT A-1 – SITE PLAN
EXHIBIT B – INITIAL ALTERATIONS
EXHIBIT C – COMMENCEMENT DATE MEMORANDUM
EXHIBIT D – RULES AND REGULATIONS
EXHIBIT E – ADDITIONAL SURRENDER CONDITIONS
EXHIBIT F – APPROVAL OF ALTERATIONS, ADDITIONS AND IMPROVEMENTS
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(i)

MULTI-TENANT INDUSTRIAL NET LEASE
REFERENCE PAGES

BUILDING:	2801 East Plano Parkway Plano, Texas 75074

LANDLORD:	CLP Properties Texas, L.P., a Delaware limited partnership

LANDLORD’S ADDRESS:	c/o RREEF Management Company 1406 Halsey Way, Suite 110 Carrollton, Texas 75007

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	CLP Properties Texas, L.P. 75 Remittance Drive, Suite 96266 Chicago, Illinois 60675-6265

LEASE REFERENCE DATE:	January 31, 2008

TENANT:	Adams Golf, Inc., a Texas corporation

TENANT’S NOTICE ADDRESS:	2801 East Plano Parkway Plano, Texas 75074

PREMISES ADDRESS:	2801 East Plano Parkway Plano, Texas 75074

PREMISES RENTABLE AREA:	Approximately 65,135 sq. ft. (for outline of Premises see Exhibit A)

USE:	Assembly and distribution of golf equipment and merchandise, and general office use.

COMMENCEMENT DATE:	September 1, 2008.

TERM OF LEASE:	Approximately five (5) years, zero (0) months and zero (0) days beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	August 31, 2013.
ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Period		Rentable Square	Annual Rent Per		Monthly Installment
from	through	Footage	Square Foot	Annual Rent	of Rent
9/1/2008	8/31/2010	65,135	$6.20	$403,837.00	$33,653.08
9/1/2010	8/31/2013	65,135	$6.60	$429,891.00	$35,824.25

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Initial Here

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$11,887.14

TENANT’S PROPORTIONATE SHARE:	100%
SECURITY DEPOSIT:	None
ASSIGNMENT/SUBLETTING FEE:	None
REAL ESTATE BROKER DUE COMMISSION:	Cressa Partners
TENANT’S SIC CODE:	3949
AMORTIZATION RATE:	10%
The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through E, all of which are made a part of this Lease.

LANDLORD:		TENANT:

CLP PROPERTIES TEXAS, L.P., a		ADAMS GOLF, INC., a Texas corporation
Delaware limited partnership

By:	RREEF Management Company, a Delaware	By:
	corporation, its Authorized Agent	Name:
Title:
	By:	Dated:	, 2008

Name: Cynthia Prendergast
Title: District Manager
Dated: , 2008
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Signature Page

LEASE
     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.
1. USE AND RESTRICTIONS ON USE.
     1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.
     1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for the use shown on the Reference Pages; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD EACH AND ALL OF THE LANDLORD ENTITIES (AS DEFINED IN ARTICLE 30) HARMLESS FROM AND AGAINST ANY AND ALL LOSS, CLAIMS, LIABILITY (INCLUDING, WITHOUT LIMITATION, ANY STRICT LIABILITY) OR COSTS (INCLUDING COURT COSTS AND ATTORNEY’S FEES) INCURRED BY REASON OF ANY ACTUAL OR ASSERTED FAILURE OF TENANT TO FULLY COMPLY WITH ALL APPLICABLE ENVIRONMENTAL LAWS, OR THE PRESENCE, HANDLING, USE OR DISPOSITION IN OR FROM THE PREMISES OF ANY HAZARDOUS MATERIALS BY TENANT OR ANY TENANT ENTITY (EVEN THOUGH PERMISSIBLE UNDER ALL APPLICABLE ENVIRONMENTAL LAWS OR THE PROVISIONS OF THIS LEASE), OR BY REASON OF ANY ACTUAL OR ASSERTED FAILURE OF TENANT TO KEEP, OBSERVE, OR PERFORM ANY PROVISION OF THIS SECTION 1.2.
     1.3 Tenant and the Tenant Entities will be entitled to the exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s reasonable rules and regulations regarding such use (provided that in the event of a conflict between any such rules and regulations and the terms of this Lease, the terms of this Lease shall control). However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total
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parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces; provided that Landlord shall provide at all times a sufficient number of parking spaces for Tenant’s use in the Building as required by applicable law or code. Notwithstanding the foregoing, Landlord shall not alter the common areas of the Building (including, without limitation, the existing parking areas outside the Building) without Tenant’s prior written approval.
2. TERM.
     2.1 The Term of this Lease shall begin on the Commencement Date as shown on the Reference Pages, and shall terminate on the Termination Date as shown on the Reference Pages, unless sooner terminated by the provisions of this Lease. Landlord shall perform all the work to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within thirty (30) days after notice from Landlord to Tenant that it has completed such work and Landlord agrees to proceed with due diligence to perform its obligations regarding such items.
     2.2 [INTENTIONALLY DELETED].
     2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.
3. RENT.
     3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within thirty (30) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.
     3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (i) Fifty Dollars ($50.00), or (ii) four percent (4%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.
4. RENT ADJUSTMENTS.
     4.1 For the purpose of this Article 4, the following terms are defined as follows:
          4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.
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          4.1.2 Expenses: All actual and reasonable costs incurred by Landlord in connection with the operation, maintenance, repair and management of the Building, as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable for the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries of employees at or below the level of property manager engaged in the direct operation and maintenance of the Building; accounting and legal fees (other than any fees incurred in connection with lease negotiation or any fees incurred in connection with services or suits related to any particular tenant); any sales, use or service taxes incurred in connection therewith; provided that any items which are considered capital expenditures in accordance with generally accepted accounting principles may only be included in Expenses to the extent permitted in the following sentence. In addition, Landlord shall be entitled to include in Expenses: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Notwithstanding the foregoing or anything herein to the contrary, Expenses shall not include the following: (a) depreciation or amortization of the Building or equipment in the Building except as otherwise expressly provided for in this Section 4.1.2; (b) loan principal payments; (c) interest expenses on long-term borrowings; (d) costs of improvements or alterations of other tenants’ premises; (e) leasing commissions, attorney fees, and other expenses incurred in connection with leasing, renovating or improving space for tenants or prospective tenants of the Building or incurred in lease disputes; (f) advertising and promotional costs; (g) items or services for which Landlord is reimbursed by any tenant outside of Expenses or for which any tenant pays third persons, or which Landlord provides selectively to one or more tenants or occupants of the Building; (h) costs incurred due to violation by Landlord of any of the terms of this Lease or any other lease of space within the Building, or any fines, penalties, legal judgments or settlements of claims or causes of action by or against Landlord; (i) repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds; (j) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club; (k) salaries of officers and executives of Landlord and Landlord’s general overhead and administrative costs; (l) the cost of any work or service performed for any facility other than the Building; (m) insurance premiums to the extent Landlord may be reimbursed therefor; (n) rental under any ground lease or other underlying lease; (o) any costs representing an amount paid to any person or entity related to Landlord (or any partner in or affiliate of Landlord) that is in excess of the amount which would have been paid in the absence of such a relationship; (p) lease payments for rented equipment, the cost of which equipment would constitute a capital expense under generally accepted accounting principles, consistently applied, if the equipment were purchased; (q) any expenses for repairs or maintenance due to construction defects or that were covered by warranties in existence on the date of the full execution of this Lease; (r) costs or expenses of preparation of reports, filings and other information (including without limitation any and all income tax forms) furnished to any lender or an affiliate, partner, employee or contractor of or in Landlord; (s) costs or expenses of containing or removing any toxic or hazardous materials from the Building or the land on which the Building is located, to the extent that such costs or expenses do not result from Tenant’s use or occupancy of the Premises; or (t) costs or expenses relating to any offsite parking area or garage.
          4.1.3 Taxes: Real estate taxes and any other similar taxes, charges and assessments which are levied with respect to the Building or the land on which the Building is located; and all actual and reasonable fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or
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avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance, general or net income tax, excise profit tax or any special assessments or impact fees assessed in connection with or relating to Landlord’s development or improvement of the Building, any tax imposed upon any transfer by Landlord of its interest in this Lease, the Building or the land on which the Building is located, or any taxes to be paid by Tenant pursuant to Article 28. Tenant agrees that, as between Tenant and Landlord, Landlord has the initial and primary right to contest taxes levied against the Building and the Premises (other than taxes levied directly against Tenant’s personal property within, or sales made from, the Premises). Landlord agrees that it shall, upon reasonable advance written request therefor by Tenant, and if Landlord deems it reasonably prudent in the operation of the Building, make reasonable and diligent efforts to contest property valuations and otherwise minimize the Taxes, which may include retaining a tax consultant to assist in determining the fair tax valuation of the Building and protesting any unfair valuations. The costs incurred by Landlord in connection with the foregoing shall be included in the definition of Expenses. If Landlord fails to so contest or take such action following such a request and if such failure is continuing for thirty (30) days after Landlord’s receipt of written notice thereof, then Tenant shall thereafter be entitled to contest such property valuation or take such action with respect to the Premises and/or any larger parcel of which the Premises is a part, at Tenant’s sole cost and expense (but which expense shall be reimbursed from any savings or abatement, if any, realized as a result of any such contest or other action). Tenant agrees without reservation that, except as expressly set forth above, it will not protest or appeal any such appraisal or reappraisal before a governmental taxing authority without the prior written consent of Landlord.
     4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.
     4.3 The annual determination of Expenses and Taxes shall be made by Landlord and a statement invoicing and evidencing such determination (the “Statement”) shall be delivered to Tenant by Landlord within one hundred twenty (120) days following the expiration of any calendar year during the Term, which determination shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense (provided that in the event any such review by Tenant evidences a discrepancy in such annual determination by Landlord in excess of five percent (5%) of such Expenses or Taxes, then Landlord shall reimburse Tenant for Tenant’s actual and reasonable costs of such review), the books and records supporting the Statement in an office of Landlord or Landlord’s agent located in the Dallas/Fort Worth Metroplex, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of the Statement, but in no event more often than once in any one (1) year period, provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord and is not compensated on a contingency basis. Tenant and such party performing such review shall keep all information obtained during such review strictly confidential and shall not disclose the information to anyone or any entity (other than the managerial and administrative staff of Tenant and such reviewing party and such parties’ professional consultants, as may be reasonably necessary in connection therewith, all of whom shall likewise keep such information confidential, and/or as may be required by law). If Tenant fails to object to Landlord’s determination of Expenses or Taxes as provided in the Statement within ninety (90) days after Tenant’s receipt of the Statement, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved the Statement and shall have no further right to object to or contest same.
     4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time (provided that Landlord will not change such estimate more often than one [1] time per year) estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.
     4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year as evidenced by Landlord’s Statement, or if Tenant’s review of Landlord’s records reveals
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any discrepancy between the amount actually paid by Tenant with respect to Expenses and/or Taxes and the amount of Tenant’s liability with respect thereto, then:
     4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within sixty (60) days of receipt of Landlord’s bill therefor; and
     4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.
     4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.
5. SECURITY DEPOSIT. [INTENTIONALLY DELETED].
6. ALTERATIONS.
     6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed). When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, and (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems.
     6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. In any event Landlord may charge Tenant a construction management fee not to exceed three percent (3%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually and reasonably incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand.
     6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also, if reasonably required by Landlord, shall provide notices of non-responsibility and lien waivers as reasonably necessary to protect Landlord and the Building and the land upon which the Building is located against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4 any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2 with respect to those Alterations that Landlord will require Tenant to remove.
7. REPAIR.
     7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and
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maintain the structural portions of the Building (including without limitation the roof, foundation and walls of the Building), and the common areas. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for thirty (30) days after written notice of the need of such repairs or maintenance is given to Landlord by Tenant, in which event Tenant shall be permitted to make such repairs or perform such maintenance, and Landlord shall reimburse Tenant for the actual and reasonable cost thereof incurred by Tenant within thirty (30) days after receipt of Tenant’s invoice; provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance if such failure could not reasonably be cured during such thirty (30) day period, and Landlord has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion. Notwithstanding the foregoing, in the event of an emergency wherein Landlord is not available by telephone or facsimile after attempts of Tenant to do so, Tenant shall be permitted to make such repairs to the Leased Premises that are necessary to immediately protect or preserve its property, secure the Leased Premises, or protect the life, health or safety of its employees or customers (“Emergency Repairs”). Tenant shall immediately notify Landlord of any Emergency Repairs.
     7.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, reasonable wear and tear and loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.
     7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except as provided herein and except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereinafter in effect.
     7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the actual and reasonable cost thereof along with a reasonable amount for Landlord’s overhead.
     7.5 Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the actual and reasonable costs of Landlord of such repair and maintenance, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.
8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted
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for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with reasonable protection against the same, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.
9. ASSIGNMENT AND SUBLETTING.
     9.1 Except as otherwise expressly set forth in this Lease, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.
     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.
     9.3 [INTENTIONALLY DELETED].
     9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as reasonably determined by Landlord in good faith; provided, however, in connection with a transfer which is a part of the sale of the business of Tenant (whether by sale of assets, sale of stock or otherwise), Increased Rent shall not include any consideration received by Tenant related to such sale of the business. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, is equal to fifty percent (50%) of the reasonable costs incurred by Tenant for leasing commissions, tenant improvements and other actual and reasonable costs incurred by Tenant in connection with such sublease, assignment or other transfer.
     9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist Event of Default of Tenant, or if the proposed assignee or sublessee is an entity: (i) with which Landlord is already in negotiation; (ii) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (iii) is a governmental agency; (iv) is incompatible with the character of occupancy of the Building; or (v) would subject the Premises to a use which would: (a) involve materially increased personnel or wear upon the Building; (b) violate any exclusive right granted to another tenant of the Building; (c) require any addition to or modification of the Premises or the Building in order to comply with
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building code or other governmental requirements which would not otherwise be required to be made by Landlord pursuant to this Lease; or, (d) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.
     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord on demand, a sum equal to all of Landlord’s costs, including reasonable attorneys’ fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.
     9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust, which results in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such is an assignment. The previous sentence shall not apply, however, if at the time of the execution of this Lease, Tenant is a corporation and the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.
     9.8 Notwithstanding anything contained in this Lease to the contrary, so long as no Event of Default then exists, Tenant shall have the right, without the consent or approval of Landlord (but after notice to Landlord) to assign, sublease or otherwise transfer its interest in this Lease (a) to any corporation, joint venture, partnership or other entity which is a successor to Tenant resulting from a merger or consolidation, (b) to a purchaser of all or substantially all of Tenant’s assets, or (c) to a corporation, joint venture, partnership or other entity which shall directly or indirectly control, be under the control of, or be under common control with, Tenant (collectively, “Permitted Transferee”). Notwithstanding the foregoing, such Permitted Transferee (or Tenant if Tenant survives) must have a net worth equal to or greater than Tenant’s net worth at the time of such transfer. For purposes hereof, “control” shall be deemed to mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation. Tenant must (a) notify Landlord in writing of the name of the proposed assignee within fifteen (15) days of actual assignment or sublease with such Permitted Transferee agreeing to be bound by the terms and conditions set forth herein and shall fully assume all of the obligations and liabilities imposed upon Tenant hereunder, and (b) upon Landlord’s request, Tenant and the Permitted Transferee shall execute such documents as reasonably requested by Landlord to evidence such assignment or sublease. Notwithstanding any assignment or sublease, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or transfer). Notwithstanding anything to the contrary, the Premises may be used solely for the purposes set forth on the Reference Pages subsequent to any transfer..
10. INDEMNIFICATION. NONE OF THE LANDLORD ENTITIES SHALL BE LIABLE AND TENANT HEREBY WAIVES ALL CLAIMS AGAINST THEM FOR ANY DAMAGE TO ANY PROPERTY OR ANY INJURY TO ANY PERSON IN OR ABOUT THE PREMISES OR THE BUILDING BY OR FROM ANY CAUSE WHATSOEVER (INCLUDING WITHOUT LIMITING THE FOREGOING, RAIN OR WATER LEAKAGE OF ANY CHARACTER FROM THE ROOF, WINDOWS, WALLS, BASEMENT, PIPES, PLUMBING WORKS OR APPLIANCES, THE BUILDING NOT BEING IN GOOD CONDITION OR REPAIR, GAS, FIRE, OIL, ELECTRICITY OR THEFT), EXCEPT TO THE EXTENT CAUSED BY OR ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS. TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD THE LANDLORD ENTITIES HARMLESS FROM AND AGAINST
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ANY AND ALL LOSS, CLAIMS, LIABILITY OR COSTS (INCLUDING COURT COSTS AND ATTORNEYS’ FEES) INCURRED BY REASON OF (I) ANY DAMAGE TO ANY PROPERTY (INCLUDING BUT NOT LIMITED TO PROPERTY OF ANY LANDLORD ENTITY) OR ANY INJURY (INCLUDING BUT NOT LIMITED TO DEATH) TO ANY PERSON OCCURRING IN, ON OR ABOUT THE PREMISES OR THE BUILDING TO THE EXTENT THAT SUCH INJURY OR DAMAGE SHALL BE CAUSED BY OR ARISE FROM ANY ACTUAL OR ALLEGED ACT, NEGLECT, FAULT, OR OMISSION BY OR OF TENANT OR ANY TENANT ENTITY TO MEET ANY STANDARDS IMPOSED BY ANY DUTY WITH RESPECT TO THE INJURY OR DAMAGE; (II) THE CONDUCT OR MANAGEMENT OF ANY WORK OR THING WHATSOEVER DONE BY THE TENANT IN OR ABOUT THE PREMISES OR FROM TRANSACTIONS OF THE TENANT CONCERNING THE PREMISES; (III) TENANT’S FAILURE TO COMPLY WITH ANY AND ALL GOVERNMENTAL LAWS, ORDINANCES AND REGULATIONS APPLICABLE TO THE CONDITION OR USE OF THE PREMISES OR ITS OCCUPANCY; OR (IV) ANY BREACH OR DEFAULT ON THE PART OF TENANT IN THE PERFORMANCE OF ANY COVENANT OR AGREEMENT ON THE PART OF THE TENANT TO BE PERFORMED PURSUANT TO THIS LEASE; THIS INDEMNITY SHALL BE EFFECTIVE EVEN WHEN LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT; PROVIDED, HOWEVER, THAT IN SUCH SITUATIONS TENANT SHALL HAVE NO OBLIGATION TO INDEMNIFY LANDLORD FOR LANDLORD’S OR ITS AGENTS’, EMPLOYEES’ OR CONTRACTORS’ GROSS NEGLIGENCE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE EVENT ANY ACT OR OMISSION OF TENANT OR ANY TENANT ENTITY RESULTS IN A LOSS, CLAIM, CAUSE OF ACTION, OR SUIT THAT IS BASED UPON THE STRICT LIABILITY OF LANDLORD, ANY LANDLORD ENTITY OR LANDLORD’S CONTRACTORS, THEN TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD THE LANDLORD ENTITIES HARMLESS FROM AND AGAINST ANY AND ALL LOSS, CLAIMS, LIABILITY OR COSTS (INCLUDING COURT COSTS AND ATTORNEYS’ FEES) INCURRED BY REASON OF SUCH ACT OR OMISSION OF TENANT OR TENANT ENTITY.
     LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD TENANT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS AND DEMANDS OF ANY THIRD PARTY ARISING FROM OR BASED UPON ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR LANDLORD’S AGENTS, EMPLOYEES OR CONTRACTORS. THE FURNISHING OF INSURANCE REQUIRED UNDER THIS LEASE SHALL NOT BE DEEMED TO LIMIT LANDLORD’S OBLIGATIONS UNDER THIS PARAGRAPH.
     THE PROVISIONS OF THIS ARTICLE SHALL SURVIVE THE TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY ACCRUING PRIOR TO SUCH TERMINATION.
11. INSURANCE.
     11.1 Tenant shall keep in force throughout the Term: (i) a Commercial General Liability insurance policy or policies insuring Tenant against all claims, demands, or actions arising out of or in connection with Tenant’s use or occupancy of the Premises, or by the condition of the Premises, with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (ii) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute; (iii) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease—each employee; (iv) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured, and (v) Excess Liability in the amount of $2,000,000.
     11.2 The aforesaid policies shall (i) be provided at Tenant’s expense; (ii) name Landlord and Landlord’s property manager as additional insureds (General Liability) and loss payee (Property—Special Form);
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(ii) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (iv) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; certificates of such insurance shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.
     11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
     11.4 Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (i) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (ii) commercial general liability insurance in an amount of not less than $1,000,000 per occurrence, $2,000,000 general aggregate. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem reasonably necessary. Upon Tenant’s written request (but not more than once in any twelve month period), Landlord shall provide to Tenant a copy of the insurance certificate evidencing such coverage or any renewal certificate evidencing such coverage.
12. WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver. THE WAIVER CONTAINED IN THIS SECTION 12 WILL APPLY EVEN IF THE DAMAGE OR LOSS IS CAUSED BY THE NEGLIGENCE OR STRICT LIABILITY OF THE APPLICABLE PARTY BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY. The release specified in this Section 12 is cumulative with any releases or exculpations which may be contained in other provisions of this Lease. The waivers of the parties set forth in this Section 12 shall survive the expiration or earlier termination of this Lease.
13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.
14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4, prorated on a daily basis. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether
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this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Further notwithstanding the foregoing, the subordination contemplated by and performance of Tenant’s obligations under this Article shall be conditioned upon the receipt by Tenant of a non-disturbance agreement reasonably acceptable to Tenant from the current holder (a) of any ground or underlying leases, if any, and (b) to the lien of any mortgages or deeds of trust, if any, now, or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease.
16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord; provided that in the event of any conflict between the terms of any such rules and regulations (including without limitation those rules and regulations as set forth in Exhibit D, and any such modifications or additions thereto) and the terms of this Lease, the terms of this Lease shall control. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.
17. REENTRY BY LANDLORD.
     17.1 Landlord reserves and shall at all times have the right, following at least twenty-four (24) hours notice to Tenant (except in the event of an emergency, for which no notice shall be required), to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers or mortgagees or, within the last six (6) months of the Term, prospective tenants, and to perform any repairs required to be made by Landlord to the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably thereby. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.
     17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas, and Landlord shall have the right to use any and all means which are reasonable to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.
18. DEFAULT.
     18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:
          18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, Landlord shall only be obligated to provide one (1) additional notice of any subsequent monetary failure, after which any subsequent failure to pay within five (5)
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days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such twelve (12) month period shall be an Event of Default, without notice.
          18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter diligently pursues such cure to completion.
          18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.
          18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
          18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.
19. REMEDIES.
     19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:
          19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.
          19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.
          19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (i) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (ii) the expenses actually incurred by Landlord as necessary to obtain a replacement tenant or tenants, and the actual expenses incurred by Landlord as described in Section 19.1.4 relating to recovery of the Premises,
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preparation for reletting and for reletting itself; and (iii) the cost of performing any other covenants which would have otherwise been performed by Tenant.
          19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:
               19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.
               19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available within the Building and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises to the extent same is required to return the Premises to the condition in which Tenant is required to surrender the Premises pursuant to this Lease, and the cost thereof shall be included as Landlord’s damages to be paid by Tenant as contemplated hereby, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.
               19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations and additions to the extent same is required to return the Premises to the condition in which Tenant is required to surrender the Property pursuant to this Lease, and Landlord’s actual and reasonable expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorneys’ fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.
     19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, upon the occurrence of an Event of Default, enter into and upon the Premises to effect compliance with Tenant’s obligations under this Lease and correct such failure, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within ten (10) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s
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obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.
     19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts (i) forgone or expended by Landlord as free rent under the lease, (ii) under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and (iii) for brokers’ commissions payable by reason of this Lease (each of subsections (i), (ii) and (iii) being hereinafter referred to as a “Concession”). Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Section 19.3. For the purposes hereof, the “Unamortized Amount” shall be calculated by dividing (i) the Concession Amount plus interest accruing at the Amortization Rate and amortizing fully over the period commencing on the Commencement Date and ending on the last day of the Initial Term of this Lease, computed on the basis of a 365 day year, by (ii) the total number of days in the Initial Term of this Lease, then multiplying such quotient by (iii) the number of days in the period commencing on the Termination Date and ending on the last day of the Initial Term of this Lease.
     19.4 If, on account of any breach or default by either party hereto in such party’s obligations under the terms and conditions of this Lease (for purposes of this Section 19.4, the “Defaulting Party”), it shall become necessary or appropriate for the other party hereto (for purposes of this Section 19.4, the “Non-Defaulting Party”) to employ or consult with an attorney or collection agency concerning or to enforce or defend any of the Non-Defaulting Party’s rights or remedies arising under this Lease or to collect any sums due from the Defaulting Party, the Defaulting Party agrees to pay all costs and fees so incurred by the Non-Defaulting Party, including, without limitation, reasonable attorneys’ fees and costs. Landlord and Tenant each expressly waive any right to: (i) trial by jury; and (ii) service of any notice required by any present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.
     19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.
     19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.
     19.7 Landlord hereby expressly waives all contractual or statutory Landlord’s lien rights, including, without limitation, Landlord’s lien provided in Section 54.021 of the Texas Property Code, in and to Tenant’s personal property, inventory, trade fixtures, equipment, furniture and merchandise.
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     19.8 Any and all property of Tenant which may be removed from the Premises by Landlord pursuant to the authority of this Lease, and which is so removed in accordance with the terms hereof, may be removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, all actual and reasonable expenses incurred by Landlord in such removal, including storage charges against such property, so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.
20. TENANT’S BANKRUPTCY OR INSOLVENCY.
          20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):
               20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
               20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.
               20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (i) three (3) months’ rent and other monetary charges accruing under this Lease; and (ii) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease as required by such Debtor’s Law.
               20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
               20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or any party making any claims thereto by, through or under Landlord, subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance but Landlord shall use commercially reasonable efforts to cause such other tenants to cease any such interference or disturbance.
22. CASUALTY.
     22.1 In the event the Premises is damaged by fire or other casualty and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a
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proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.
     22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. Additionally, if any fire or other casualty damages the Premises within the last nine (9) months of the Term, or if any fire or other casualty to any other portion of the Building materially and adversely affects Tenant’s use or occupancy of the Premises or Tenant’s access thereto, Tenant shall have the option of giving Landlord, at any time within ninety (90) days after such damage, written notice terminating this Lease as of the date of such damage. In the event of the giving of any such notice of termination, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term, and neither party shall have any further obligations hereunder (except for any such obligations which expressly survive the termination or expiration of this Lease). In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.
     22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
     22.4 In the event that Landlord should fail to complete such repairs and material restoration within thirty (30) days after the date estimated by Landlord therefor as specified by Landlord in accordance with Section 22.1, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within thirty (30) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.
     22.5 Notwithstanding anything to the contrary contained in this Article: (i) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and Tenant shall have the right to terminate this Lease by notice to Landlord within thirty (30) days after receipt of Landlord’s notice whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.
     22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.
23. EMINENT DOMAIN. If all or any substantial part of the Premises or the parking rights related thereto shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the
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other, at any time within thirty (30) days after such taking, notice terminating this Lease. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses and any other awards to which Tenant may make such separate claim.
24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.
25. ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications, or otherwise specifying that this Lease is not in full force and effect); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (v) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.
26. SURRENDER OF PREMISES.
     26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises as set forth in Exhibit E, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises as set forth in Exhibit E attached hereto and incorporated herein. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
     26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal, except for the Leasehold Improvements defined in Exhibit B attached hereto and any alterations, additions and improvements for which Tenant has received written approval in the form of Exhibit F attached hereto and incorporated herein pursuant to this Article 26 and for which Landlord has
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waived in writing, as set forth in Exhibit F, its rights under this Section 26.2 to elect to have Tenant remove such alterations, additions and improvements. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.
     26.3 All obligations of either party under this Lease accruing prior to the expiration or earlier termination of this Lease but not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term
27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract overnight delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered (a) three (3) business days following deposit with the United States Mail in accordance herewith, or (b) one (1) business day following deposit with such overnight delivery service in accordance herewith, and in either such case shall be addressed to the applicable addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, whether or not actually accepted or received by the addressee.
28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, including Tenant’s share of Taxes as set forth in Section 4.1.3 hereof, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.
29. RELOCATION OF TENANT. [INTENTIONALLY DELETED].
30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s property manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Landlord and Tenant hereby accept and agree to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto.
31. TENANT’S AUTHORITY. Each party hereto represents and warrants that it has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, upon request by Landlord therefor, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease. Landlord and Tenant each hereby represent and warrant that neither it, nor any persons or entities holding any legal or beneficial interest whatsoever in such party (excluding the shareholders of Tenant’s publicly-traded stock), are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant
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to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.”
32. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, but no more than once in any consecutive twelve (12) month period except in connection with a default of Tenant hereunder or a sale, financing or refinancing of the Building, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, but no more than once in any consecutive twelve (12) month period except in connection with a default of Tenant hereunder or a sale or refinancing of the Building, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding anything to the contrary set forth herein, the foregoing obligation regarding delivery of financial statements shall not apply to Tenant so long as it is a publicly traded corporation.
33. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except for that broker(s) as described on the Reference Pages (the “Brokers”), to whom commissions shall be paid by Landlord pursuant to separate agreement. EACH PARTY SHALL INDEMNIFY AND HOLD THE OTHER PARTY HARMLESS FROM ALL DAMAGES (INCLUDING ATTORNEYS’ FEES AND COSTS) RESULTING FROM ANY CLAIMS THAT MAY BE ASSERTED BY ANY BROKER, FINDER, OR OTHER PERSON CLAIMING BY, THROUGH OR UNDER THE PARTY (OTHER THAN THE BROKERS, IT BEING AGREED THAT LANDLORD SHALL INDEMNIFY AND HOLD TENANT HARMLESS FROM ANY CLAIMS OR DADMAGES ARISING FROM OR OTHERWISE INCURRED IN CONNECTION WITH LANDLORD’S BREACH OF ITS OBLIGATIONS TO PAY SUCH COMMISSIONS AS SET FORTH IN THIS SECTION 33).
34. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.
35. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.
36. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.
37. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.
38. RECORDATION. Neither Landlord nor Tenant shall record or register this Lease or a short form memorandum hereof without the prior written consent of the other party hereto, and such requesting party shall then pay all charges and taxes incident such recording or registration.
39. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord and Tenant will not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war or acts of terrorism or violence, governmental laws, regulations or restrictions or any other causes (other than financial inability) of any kind whatsoever which are beyond the control of Landlord or Tenant, as applicable; provided however, that the provisions of this Section 40 will never be construed as allowing an extension of time with respect to either party’s obligation to make monetary payments when and as due under this Lease.
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40. SEVERABILITY. If any term or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease will not be affected thereby.
41. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.
42. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of the rent and other revenues of the Building, insurance proceeds, sales proceeds and condemnation awards in respect to the Building, and any other interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency, except that Landlord shall be and remain personally liable to account to Tenant for any fraud, environmental liabilities and other damages occurring by reason of the willful misconduct of Landlord. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its property manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents. In no case shall Landlord or Tenant be liable to the other party hereto for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:		TENANT:
CLP PROPERTIES TEXAS, L.P., a Delaware limited partnership		ADAMS GOLF, INC., a Texas corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent
By:

Name:

Title:

Dated: , 2008
By:

Name: Cynthia Prendergast
Title: District Manager
Dated: , 2008
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EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES
attached to and made a part of Lease bearing the
Lease Reference Date of January 31, 2008 between
CLP Properties Texas, L.P., as Landlord and
Adams Golf, Inc., as Tenant
Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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Initial Here

A-1

EXHIBIT A-1 – SITE PLAN
attached to and made a part of Lease bearing the
Lease Reference Date of January 31, 2008 between
CLP Properties Texas, L.P., as Landlord and
Adams Golf, Inc., as Tenant
Exhibit A-1 is intended only to show the general location of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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Initial Here

A1-1

EXHIBIT B – INITIAL ALTERATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of January 31, 2008 between
CLP Properties Texas, L.P., as Landlord and
Adams Golf, Inc., as Tenant
On or before May 1, 2008, Tenant agrees to submit to Landlord a list of Leasehold Improvements for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. The plans and specifications as approved by Landlord, including all changes required by Landlord and approved by Tenant, shall be referred to herein as the “Approved Plans”.
Landlord shall complete the Leasehold Improvements by hiring a contractor to install or construct the Leasehold Improvements in accordance with the Approved Plans and in accordance with the budget therefor as approved in advance in writing by Tenant. Landlord agrees to provide Tenant an allowance equal to $2.05 per square foot ($133,526.75) (the “Improvement Allowance”), which allowance is to be used solely for the completion of the Leasehold Improvements and all costs in connection therewith. Use of the Improvement Allowance is expressly conditioned upon completion of all the Leasehold Improvements in accordance with the Approved Plans. Tenant shall be liable for any additional costs over the Improvement Allowance to complete the Leasehold Improvements in accordance with the Approved Plans; provided that in the event such additional costs over the Improvement Allowance were not contemplated and approved by Tenant in connection with the approved budget therefor, then such additional costs shall be paid solely by Landlord, which costs shall not be subject to reimbursement by Tenant. Tenant shall reimburse Landlord for the costs of Leasehold Improvements which are contemplated by the approved budget and which are over the amount of the Improvement Allowance within thirty (30) days of Landlord’s request thereof.
Landlord shall complete the Leasehold Improvements by hiring a contractor to install or construct the Leasehold Improvements in accordance with the Approved Plans.
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EXHIBIT C – COMMENCEMENT DATE MEMORANDUM
(Intentionally Deleted)

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EXHIBIT D – RULES AND REGULATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of January 31, 2008 between
CLP Properties Texas, L.P., as Landlord and
Adams Golf, Inc., as Tenant
1.	No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall not be unreasonably withheld. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice. Notwithstanding the foregoing or anything herein to the contrary, Landlord hereby approves of any and all Signs installed or displayed on any part of the outside of the Building as of the date of the full execution and delivery of this Lease.

2.	If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises. Notwithstanding the foregoing or anything herein to the contrary, Landlord hereby approves of any and all such items which are installed or displayed on any part of the Premises or Building as of the date of the full execution and delivery of this Lease.

3.	Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4.	If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld.

5.	Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be reasonably necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6.	Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall not be unreasonably withheld. Notwithstanding the foregoing or anything herein to the contrary, Landlord hereby approves of any and all such items which are installed on any part of the Building as of the date of the full execution and delivery of this Lease.

7.	Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord or as otherwise permitted by this Lease. Tenant shall repair any damage resulting from noncompliance with this rule.

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8.	No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9.	Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may reasonably approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10.	Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

11.	All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13.	Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15.	No person shall go on the roof without Landlord’s permission; provided that Tenant shall have the right to access the roof at its own risk to the extent reasonably necessary to comply with Tenant’s obligations and to exercise Tenant’s rights as expressly set forth in this Lease (including without limitation in connection with any satellite or similar device currently located on the roof as of the date of the full execution of this Lease). Any such existing satellite or similar device (the “Antenna Equipment”) located on the roof of the Premises (the “Antenna Premises”) shall be governed by the following:
•	The liability insurance to be carried by Tenant pursuant to the provisions of this Lease shall include coverage for Tenant’s activity on the Antenna Premises.

•	Tenant, its employees, agents and contractors shall, at all reasonable times, have the right to enter or leave the Antenna Premises, provided that Tenant give prior notice to the Building’s property manager providing Landlord or Landlord’s designee with reasonable opportunity to accompany Tenant. In the case of emergency Tenant shall contact the Building’s property manager immediately.

•	Tenant shall obtain all necessary municipal, state and federal permits and authorizations required to install, maintain and operate the Antenna Equipment and pay any charges levied by government agencies which are the result of Tenant having the Antenna Equipment. Landlord agrees to fully cooperate with Tenant in obtaining all such permits and authorizations, at no cost or expense to Landlord.

•	Tenant agrees to maintain the Antenna Equipment and Antenna Premises in a good state of repair and Tenant shall pay to Landlord for any abnormal wear and tear to the roof of the Building as a result of the installation of the Antenna Equipment. Tenant shall indemnify, protect, defend and

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save Landlord and Landlord Entities harmless from any claims, liability, costs (including court costs and attorneys’ fees), damages, injury or expenses resulting from the erection, maintenance, existence or removal of the Antenna Equipment;

•	At the conclusion of the Term, Tenant shall remove the Antenna Equipment and surrender and restore the Antenna Premises to Landlord in substantially as good condition as when entered, except for loss or damages resulting from casualty, condemnation, act of God or ordinary wear and tear.
16.	Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17.	Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants. In the event of any conflict between the terms of these rules and regulations and the terms of the Lease to which these rules and regulations are attached, the terms of the Lease shall control.

19.	Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Notwithstanding the foregoing, in the event of any conflict between the terms of such other or additional rules and regulations and the terms of the Lease, the terms of the Lease shall control. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant’s employees and agents.

20.	Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

21.	Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22.	Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23.	Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building without the written consent of Landlord.

24.	Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25.	Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases

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retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants; provided that in no event shall Landlord unreasonably interfere with Tenant’s access to the Premises.

26.	Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27.	No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28.	During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.
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EXHIBIT E – ADDITIONAL SURRENDER CONDITIONS
attached to and made a part of Lease bearing the
Lease Reference Date of January 31, 2008 between
CLP Properties Texas, L.P., as Landlord and
Adams Golf, Inc., as Tenant
     Prior to vacating the Premises, it must be left in good, clean condition with all systems in good working order, reasonable wear and tear and damage from casualty excepted. The items that will be inspected by Landlord are listed below, but are not limited to the following:
1.	Service and repair all heating and air conditioning equipment, exhaust fans and hot water heater. Provide Landlord’s office with a copy of the inspection and service report provided by the mechanical contractor.

2.	All lights in the office and warehouse must be working. Relamp and/or reballast the fixtures as necessary.

3.	Overhead doors must be serviced and repaired.

4.	All exterior metal doors, including hardware should be serviced or replaced as necessary.

5.	Repair all damaged sheetrock in the office area and in the warehouse along the demising walls.

6.	Office and warehouse floors should be left in good, clean condition.

7.	Fire sprinkler system (if available) must have a current year inspection.

8.	Any exterior signage must be removed; repair and repaint the fascia as necessary.

9.	All data cabling installed by Tenant must be removed and any damage caused by such removal shall be repaired as necessary.
     If the Tenant elects not to do any of the above, please note that the Landlord will have the necessary repairs made and deduct the expenses from the Security Deposit.
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EXHIBIT F – APPROVAL OF ALTERATIONS, ADDITIONS AND IMPROVEMENTS
attached to and made a part of Lease bearing the
Lease Reference Date of January 31, 2008 between
CLP Properties Texas, L.P., as Landlord and
Adams Golf, Ltd., as Tenant
[DATE]
RREEF Management Company
1406 Halsey Way, Suite 110
Carrollton, Texas 75007
Attn: Cynthia Prendergast
      Re:       Proposed Alterations
Gentlemen:
     We hereby request CLP Properties Texas, L.P.’s consent to the proposed alterations shown on the plans and specifications (the “Alterations”) enclosed with this letter. By your execution in the space provided below, you consent to the Alterations and waive your rights under Section 26.2 of that certain Multi-Tenant Industrial Net Lease dated ___ (the “Lease”), to elect to have Tenant remove the Alterations at the end of the term of the Lease. Thank you for your consideration.

Very truly yours,

By:
Name:
Title:
Date:

AGREED AND ACCEPTED TO
This                      day of                     :
LANDLORD:
CLP PROPERTIES TEXAS, L.P., a Delaware limited
partnership

By:	RREEF Management Company, a Delaware corporation, its Manager

By:
Name:
Title:
	Dated:	, 2008

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